EXHIBIT 10.34
                 5% CONVERTIBLE PROMISSORY NOTE

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE ("BLUE SKY LAWS"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR DELIVERY TO THE COMPANY OF EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

Dated October 26, 1995                               $190,000.00

       FOR VALUE RECEIVED, Electrosource, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order Mitsui Engineering and Shipbuilding Co., Ltd., a Japanese corporation ("Mitsui" or the "original holder"), the principal sum of One Hundred Ninety Thousand Dollars and NO/100 (U.S.$190,000.00) together with interest thereon calculated from the date hereof, in accordance with the provisions of this October 1995 Note.

      This Note is the 5% Convertible Promissory Note (the "October 1995 Note") issued for payment of interest due pursuant to the 5% Convertible Promissory Note (the "Original Note") issued pursuant to a Note Purchase Agreement dated as of October 26, 1994, between the Company and the original holder hereof (the "Purchase Agreement"). The Purchase Agreement contains terms governing the rights and obligations of the holder of this October 1995 Note, and all provisions of the Purchase Agreement are incorporated herein by reference. Unless otherwise indicated herein, capitalized terms used in this October 1995 Note and in the Original Note have the same meaning as set forth in the Purchase Agreement.

Part 1.   Payment of Interest.

     1.A. Rate of Interest. Interest shall accrue at the rate of five percent (5%) per annum on the unpaid principal amount of this October 1995 Note outstanding from time to time. Interest shall be paid in additional Notes having terms identical to the Original Note except in respect of principal amount, dated as of the Payment Date (as defined below) with respect to which such interest is payable and having a principal amount equal to the amount of interest accrued and unpaid as of that Payment Date.

      1.B. Payment Dates. On April 26, 1996, and on each subsequent October 26 and April 26 (each of which dates shall be a "Payment Date"), all unpaid interest that has accrued on the unpaid principal amount of this October 1995 Note on and prior to such Payment Date or on any over due interest on this October 1995 Note shall become due and payable.

      1.C. Payment upon Maturity or Prepayment. All accrued interest that has not theretofore been paid shall be paid in full in cash on the date on which the entire principal amount outstanding under this October 1995 Note is paid, whether upon maturity as provided in paragraph 2.A or upon prepayment as provided in paragraphs 2.B or 2.C. In the event that any portion less than the entire outstanding principal amount of this October 1995 Note is prepaid pursuant to paragraph 2.B, the accrued interest applicable to such portion prepaid shall be paid as of the effective date of such partial prepayment.

     1.D. Saving Clause. All agreements and transactions between the Company and the holder of this October 1995 Note, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for prepayment or otherwise, shall the amount contracted for, charged or received by the holder of this October 1995 Note from the Company for the use, forbearance or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to the applicable law of usury. Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the legal maximum, shall, in the event of acceleration of maturity, prepayment, demand for prepayment or otherwise, be automatically, as of the date of such acceleration, prepayment, demand or otherwise, applied to a reduction of the principal indebtedness hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such principal, such excess shall be refunded to the Company. To the extent not prohibited by law, determination of the legal maximum rate of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the periods of the full stated term of the indebtedness, all interest at any time contracted for, charged or received from the Company in connection with the indebtedness, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

Part 2.   Payment of Principal

      2.A. Payment upon Maturity. The entire unpaid principal amount hereof shall be due and payable on October 26, 2004.

     2.B. Prepayment.

      (i) The Company may prepay all or any part of this October 1995 Note at any time on or after October 26, 1999 (the "Prepayment Date"); provided that, the aggregate market price of the shares of the Company's Common Stock, par value $0.10 per share ("Common Stock") into which this October 1995 Note is then convertible equals or exceeds for the thirty (30) trading days preceding the date of notice of prepayment one hundred twenty percent (120%) of the principal amount of this October 1995 Note. The Company shall give not less than thirty (30) days prior written of its intention to prepay this October 1995 Note. Notwithstanding the provisions of part 8 hereof, this October 1995 Note may not be converted into Common Stock during the period of ten (10) days prior to the date it is to be prepaid. The market price of the Common Stock for purposes of this section 2.B shall be the average of the closing market price of such Common Stock as reported on NASDAQ.

     (ii) Notwithstanding the provisions of part 8 hereof, in the event that pursuant to part 5.D(ii) of the Purchase Agreement Mitsui gives notice of an intention to tender this October 1995 Note or any other Notes in payment of license fees at a price determined pursuant to part 5.D(iii)(B) of the Purchase Agreement or to tender shares of Common Stock issued upon conversion of Notes in payment of license fees (in each case, other than license fees payable pursuant to paragraph 2.1(b) or (c) of the Distribution Agreement dated July 7, 1994, between the Company and Mitsui), Mitsui shall not have the right to convert this October 1995 Note into shares of Common Stock during the period beginning on the date of the notice of such tender and extending for sixty (60) days immediately following the date of such tender. The Company may, during such period, prepay all or any portion of the Notes (other than that portion of the Notes tendered in payment of license fees pursuant to the notice of tender giving rise to such right) at a price equal to the aggregate principal amount of Notes to be prepaid, plus accrued and unpaid interest thereon; provided that, the aggregate market price of the shares of the Common Stock into which the Notes are then convertible equals or exceeds for the thirty (30) trading days preceding the date of notice of prepayment one hundred twenty percent (120%) of the principal amount of such Notes.

      (iii) This October 1995 Note may be prepaid at the option of the Company only in accordance with the terms of this section 2.B.

Part 3.   Registration of Transfer.

      The Company shall keep at its principal office a register for the registration of Notes, which shall contain the name and address of the registered holder (herein referred to as the holder) of the Note and the principal and interest of the Note. No transfer of the Note or any right to receive payments under the Note shall be permitted unless made upon the Company's register. Upon the surrender of any Note or Notes at such place, the Company shall, at the request of the holder of such Note, execute and deliver (at the Company's expense) a new Note or Notes in exchange therefore representing in the aggregate the principal amount represented by the surrendered Note. Each such new Note shall be registered in such name and shall represent such principal amount of Note as is requested by the holder of the surrendered Note and shall be substantially identical in form to the surrendered Note, and interest shall accrue on such new Note from the date to which interest has been fully paid on such Note represented by the surrendered Note; provided that, if any
Note is to be registered in the name of a person or persons other than the holder of the Note, there has been compliance with all laws applicable to such change of registered holder, including but not limited to federal and state securities laws.

Part 4.   Replacement.

      Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Note, the Company shall (at its expense) execute and deliver in lieu of such Note, a new Note of like kind representing the principal amount of Note represented by such lost. stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note, and interest shall accrue on the Note represented by such new Note from the date to which interest has been fully paid on such lost, stolen, destroyed or mutilated Note.

Part 5.   Cancellation.

     After all principal and accrued interest at any time owed on this  October 1995 Note has been paid in full, this October  1995
Note shall be surrendered to the Company for cancellation and shall not be reissued.

Part 6.   Waiver of Notice, etc.

      The Company hereby waives presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance and enforcement of this October 1995 Note, and assents to extension of the time of payment or forbearance or other indulgence without notice.

Part 7.   Events of Default.

      7.A. Events of Default. Each of the following shall constitute an Event of Default:

      (i) the Company fails to pay when due the full amount of any principal or interest on this October 1995 Note whether at maturity or by acceleration or otherwise; or

      (ii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or the Company petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced against the Company and either (X) the Company takes any action indicating its approval thereof, consent thereto, or acquiescence therein or (Y) such petition, application or proceeding is not dismissed within ninety (90) days.

      7.B. Remedies. Upon the occurrence and continuance of any Event or Events of default, the holders of a majority of the combined aggregate principal amount outstanding under this October 1995 Note and any Notes issued in payment of accrued interest on Notes may, by written notice to the Company, declare all or any part of the unpaid principal amount of the Notes then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon, shall become so due and payable without presentation, presentment, protest, notice of intent to accelerate, notice of acceleration, or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect. The Company hereby waives to the extent not prohibited by applicable law which cannot itself be waived (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), (ii) any requirement of diligence or promptness on the part of any holder of Notes in the enforcement of its rights under the provisions of this October 1995 Note, and (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

Part 8.   Conversion.

     8.A. Conversion Procedure.

     (i) The holder of this October 1995 Note may convert all or any portion of the outstanding principal amount hereof (plus accrued but unpaid interest on such principal amount or portion thereof) held by such holder into a number of shares of the Company's Common Stock computed by dividing the principal amount of this October 1995 Note (plus accrued but unpaid interest thereon) to be converted by the "Conversion Price" (as defined below) then in effect.

     (ii) Each conversion will be deemed to have been effected as of the close of business on the date on which the instrument representing this October 1995 Note has been surrendered at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of this October 1995 Note as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

      (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraph (a) below), the Company will deliver to the converting holder:

          (a) a certificate representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified (provided that, in the event that the name specified by the converting holder is other than that of the converting holder, the Company has received evidence satisfactory to Company counsel that the transfer of Common Stock from the converting holder to the person specified may be accomplished without violation of applicable law);

          (b) a replacement Note having terms identical to those of this October 1995 Note other than the principal amount, which shall be equal to portion of the principal amount of the original Note not converted; and

          (c) the amount payable under subparagraph (vi) below with respect to fractional shares of Common Stock otherwise issuable upon such conversion.

     (iv) The issuance of certificates for shares of Common Stock upon conversion of this October 1995 Note will be made without charge to the holder of such Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of this October 1995 Note, the Company will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

      (v) The Company will not close its books against the transfer of this October 1995 Note or of Common Stock issued or issuable upon conversion of this October 1995 Note in any manner which interferes with the timely conversion of this October 1995 Note.

      (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (vi), be deliverable upon any conversion of this October 1995 Note, the Company, in lieu of delivering the fractional share therefore, may at its option pay a cash adjustment for such fractional share equal to such fraction times the fair market value per share of the Common Stock at the close of business on the date of conversion, as determined in good faith by the board of directors of the Company.

      (vii) In the event that pursuant to part 5.D(ii) of the Purchase Agreement Mitsui gives notice of an intention to tender this October 1995 Note or any other Notes in payment of license fees at a price determined pursuant to part 5.D(iii)(B) of the Purchase Agreement or to tender shares of Common Stock issued upon conversion of Notes in payment of license fees (in each case, other than license fees payable pursuant to paragraph 2.1(b) or (c) of the Distribution Agreement dated July 7, 1994, between the Company and Mitsui), the Company may, by notice to Mitsui, require that Mitsui surrender for conversion into Common Stock all then outstanding Notes other than those Notes actually tendered in payment of license fees pursuant to the notice of tender giving rise to such right on the part of the Company. Any such conversion shall be effective as of the date of the notice given by Mitsui of its intention to tender.

      (viii) The provisions of this part 8 shall be subject to the limitations imposed by section 2.B hereof.

     8.B. Conversion Price. The initial Conversion Price will be U.S.$3.80. In order to prevent dilution of the conversion rights granted under this part 8, the Conversion Price will be subject to adjustment from time to time pursuant to this part 8; provided that the Conversion Price will in no event be less than $.0001.

      8.C. Subdivision or Combination of Common Stock.. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

     8.D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation), stock, securities or amounts with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of Notes then outstanding) to insure that each of the holders of Notes will thereafter (for so long as such holders have the right to convert the Notes as provided in this part 8) have the right to receive, in lieu of or in addition to the shares of Common Stock immediately theretofore issuable upon the conversion of such holder's Notes, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Notes immediately prior to such Organic Change. In any such case, the Company will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of Notes then outstanding) to insure that the provisions of this part 8 will thereafter (for so long as such holders have the right to convert the Notes as provided in this part 8) be applicable to the Notes.

      8.E. Certain Events. If any event occurs of the type contemplated by the provisions of this part 8 but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holder of this October 1995 Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this part 8 or decrease the number of shares of Common Stock issuable upon conversion of this October 1995 Note.

     8.F. Notices.  Until the maturity of this October 1995 Note:

      (i)   Immediately  upon any adjustment  of  the  Conversion
Price, the Company will give written notice thereof to the holder of this October 1995 Note.

      (ii) The Company will give written notice to the holder of this October 1995 Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock,
(b) with respect to any pro rata subscription offer to Holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

      (iii) The Company will also give written notice to the holder of this October 1995 Note at least thirty (30) days prior to the date on which any Organic Change will take place.

Part 9.   Amendment and Waiver.

      No amendment, modification or waiver shall be binding or effective with respect to any provision of this October 1995 Note without the prior written consent of the holders of at least sixty-seven percent (67%) of the combined aggregate principal amount of this October 1995 Note and any additional Notes issued in payment of accrued interest then outstanding.

Part 10.  Notices.

     Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to any holder of this October 1995 Note, at such holder's address as it appears in the Note register maintained pursuant to part 3 hereof (unless otherwise indicated by any such holder).

      IN WITNESS WHEREOF, the Company has executed and delivered this October 1995 Note as of October 26, 1995.

ELECTROSOURCE, INC.



By:      /S/
  James M. Rosel
  Vice President
  General Counsel